UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2025

SKILLZ INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39243	84-4478274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6625 Badura Avenue
Las Vegas, Nevada 89118
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKLZ	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.02 Termination of a Material Definitive Agreement.

On August 29, 2025, Skillz Inc. (the “Company”) received a notice (“Notice”) from Tether Studios, LLC and Tether Games, Inc. (collectively, “Tether”) indicating that Tether is terminating all of its various agreements with the Company (the “Tether Agreements”), including the Company’s Developer Terms and Conditions of Service, as amended from time to time, and that certain Amendment to Skillz Online Developer Terms and Conditions of Service, dated January 15, 2020 (filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023) with such termination intended to be effective as of September 1, 2025. The Company believes the termination notice to be invalid and in breach of Tether’s obligations under the Tether Agreements.

Pursuant to the Tether Agreements, the Company provides Tether with a license to use the Company’s Software Development Kit to provide monetization services with respect to games developed by Tether. In return, and pursuant to the Tether Agreements, the Company and Tether share revenue generated by the aggregate entry fees paid by end users.

Pursuant to the Tether Agreements, either party can terminate upon written notice for convenience or for cause. Tether’s Notice provides that Tether is terminating the Tether Agreements for convenience, while also asserting grounds for termination for cause (effective as of September 28, 2025) in the event its termination for convenience is not held as effective by a competent tribunal.

Certain of the Tether Agreements restrict the removal of two games covered thereby, Solitaire Cube and 21 Blitz, from the Company’s platform for at least 18 months following termination. During the post-termination period, Skillz has the option, but not the obligation, to host paid competitions for these games on the Company’s platform.

Following receipt of the Notice, on September 1, 2025, the Company filed suit in the Court of Chancery of the State of Delaware, seeking injunctive and declaratory relief in relation to Tether’s breach of the Tether Agreements. The Company is also disputing Tether’s allegations with respect to the grounds for termination of the Tether Agreements for cause. The Company intends to defend its position, but can provide no assurances regarding the outcome of the claim and the impact it may have on the Company’s business.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the Company’s actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside of the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, the ability of Skillz to: sustain profitability if Skillz’ revenue continues to decline; effectively compete in the global entertainment and gaming industries; attract and retain successful relationships with the third party developers who develop and update the games hosted on Skillz’ platform; drive brand awareness with end users; issues in the development and use of artificial intelligence and machine learning; invest in growth and development of employees; comply with laws, regulations and expectations applicable to its business, including with respect to cybersecurity and corporate governance matters; mitigate the commercial, reputational and regulatory risks to our business; remediate during fiscal year 2025 certain non- fully remediated material weaknesses in our internal controls over financial reporting; be successful in our ongoing litigation with Voodoo SAS, Papaya Gaming, and other litigation matters, including the suit filed against Tether. Additional factors that may cause such differences include other risks and uncertainties indicated from time to time in the Company’s SEC filings, including those under “Risk Factors” therein, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that the Company makes from time to time with the SEC. In addition, any forward-looking statements contained in this Current Report on Form 8-K are based on assumptions that the Company believes to be reasonable as of this date. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect new information or the occurrence of unanticipated events, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLZ INC.

	By:	/s/ Gaetano Franceschi
	Name:	Gaetano Franceschi
	Title:	Chief Financial Officer
Date: September 2, 2025